Exhibit 99.3

News Release
From Nuance Communications
Contact:
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com
Nuance Updates Guidance for Fourth Fiscal Quarter 2008
Record Cash Flows Expected in the Quarter; Company Comments upon Acquisition Outlook
BURLINGTON, Mass., October 1, 2008 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced that it has updated revenue and EPS guidance for the fourth fiscal quarter, ended September 30, 2008. In addition, the Company disclosed that it expects record cash flows from operations, in excess of $58 million, for the quarter. Nuance issued the preliminary results in conjunction with today’s announcement that it has acquired the Philips Speech Recognition Systems business from Royal Philips Electronics (AEX: PHI, NYSE: PHG).
“Robust performance in our mobile business, combined with an enthusiastic reception to Dragon NaturallySpeaking 10, helped to produce strong results in the quarter,” commented Tom Beaudoin, chief financial officer at Nuance. “We achieved our revenue goals while maintaining strict discipline in our expenses.”
Based on preliminary financial data, Nuance expects fiscal fourth quarter 2008 GAAP revenues between $248 million and $252 million; non-GAAP revenues between $258 million and $262 million, a GAAP net loss between $(0.01) and $(0.02) per share, and non-GAAP net income between $0.25 and $0.26 per diluted share. The preliminary expectations are subject to revision until the Company reports final fourth fiscal quarter and year-end results in mid-November 2008.
On August 11, 2008, Nuance provided initial guidance for fiscal fourth quarter 2008 of GAAP revenues between $245 million and $252 million, non-GAAP revenues between $255 million and $262 million, a GAAP net loss between $(0.02) and $(0.03) per share, and non-GAAP net income between $0.24 and $0.25 per diluted share.
Acquisition Outlook
In addition, in response to investor inquiries, the company commented on the prospect for future business acquisitions. “Considering the turbulence in today’s equity markets, we anticipate that the pace of acquisitions will slow substantially during our fiscal year 2009,” added Beaudoin. “We believe that sellers will need time to recalibrate appropriate valuation in this more difficult equity market. Our focus will be on smaller businesses, which can be acquired primarily with cash. We would consider equity only for an acquisition which was financially and strategically very compelling for our shareholders.”

Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other company names or product names referenced herein may be the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding Nuance’s financial performance during the fourth fiscal quarter, ended September 30, 2008 and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2007 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarter ended

September 30, 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition-Related Revenue and Expenses. We include revenue related to our acquisitions, primarily from Tegic, Viecore and VoiceSignal, that we would otherwise recognize but for the purchase accounting treatment of these transactions to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; and (iii) costs associated with the investigation of the financial results of acquired entities. In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention and earnout bonuses for employees from acquisitions. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based payments allows for more accurate comparisons of our operating results to our peer companies. We believe that excluding these non-cash expenses provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash-based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial tables follow.

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
GAAP: Updated Fiscal Fourth Quarter 2008
  Net Income Per Share Guidance

	Three months ended
	September 30, 2008
	Low	High

GAAP Total revenue	$248,000	$252,000
Purchase accounting adjustment — revenue	10,000	10,000

Total Non-GAAP revenue	$258,000	$262,000

GAAP net income (loss), per share	(0.02)	(0.01)
Cost of revenue from amortization of intangible assets	0.03	0.03
Amortization of intangible assets	0.06	0.06
Non-cash share-based payments	0.07	0.07
Acquisition-related transition and integration costs	0.01	0.01
Restructuring and other charges (credits), net	0.01	0.01
Non-cash interest expense	0.01	0.01
Non-cash income taxes	0.04	0.04
Purchase accounting adjustment — Cost of Revenue	(0.00)	(0.00)
Purchase accounting adjustment — Revenue	0.04	0.04

Non- GAAP net income (loss), per share	0.25	0.26

Net income per share, excluding acquisition-related amortization and restructuring and other charges: basic	$0.25	$0.26

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
GAAP: Previous Fiscal Fourth Quarter 2008
   Net Income Per Share Guidance

	Three months ended
	September 30, 2008
	Low	High

GAAP Total revenue	$245,000	$252,000
Purchase accounting adjustment — revenue	10,000	10,000

Total Non-GAAP revenue	$255,000	$262,000

GAAP net income (loss), per share	(0.03)	(0.02)
Cost of revenue from amortization of intangible assets	0.03	0.03
Amortization of intangible assets	0.06	0.06
Non-cash share-based payments	0.07	0.07
Acquisition-related transition and integration costs	0.01	0.01
Restructuring and other charges (credits), net	0.01	0.01
Non-cash interest expense	0.01	0.01
Non-cash income taxes	0.04	0.04
Purchase accounting adjustment — Cost of Revenue	(0.00)	(0.00)
Purchase accounting adjustment — Revenue	0.04	0.04

Non- GAAP net income (loss), per share	0.24	0.25

Net income per share, excluding acquisition-related amortization and restructuring and other charges: basic	$0.24	$0.25

Net income per share, excluding acquisition-related amortization and restructuring and other charges: diluted	$0.24	$0.25

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares: basic	225,034	225,034

Weighted average common shares: diluted	244,988	244,988